Exhibit 5.2

June 25, 2015

Bill Barrett Corporation

1099 18th Street, Suite 2300

Denver, Colorado 80202

Ladies and Gentlemen:

I am the Senior Vice President—General Counsel and Corporate Secretary of Bill Barrett Corporation, a Delaware corporation (the “Company”), Aurora Gathering, LLC, a Texas limited liability company, and Circle B Land Company LLC, a Colorado limited liability company (the “Colorado Subsidiary Guarantor”), and have acted in my capacity as General Counsel in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to an aggregate of $500,000,000 of securities (the “Securities”) consisting of (a) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (c) the Company’s rights to purchase Common Stock or Preferred Stock or any combination thereof (the “Rights”), (d) the Company’s senior debt securities, in one or more series (the “Senior Debt Securities”), and the Company’s subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Company Debt Securities”), (e) guarantees (the “Guarantees”) of Company Debt Securities by the subsidiaries (the “Subsidiary Guarantors” and, together with the Company, the “Obligors”) listed on Schedule I hereto (including the Colorado Subsidiary Guarantor) and named in the Registration Statement (the Company Debt Securities, together with (if such Company Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”), (f) the Company’s depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (g) the Company’s warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), (h) the Company’s stock purchase contracts to purchase Common Stock, Preferred Stock or Depositary Shares (the “Stock Purchase Contracts”), and (i) the Company’s obligations under stock purchase units, each representing ownership of Stock Purchase Contracts and debt securities, preferred securities, warrants or other securities that are registered under the Registration Statement, securing a holder’s obligation to purchase the securities under such Stock Purchase Contracts (to the extent constituting securities under the Act issued by the Company, the “Stock Purchase Units”) or any combination of the foregoing, each on the terms to be determined at the time of each offering. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Bill Barrett Corporation

June 25, 2015

I have examined originals or certified copies of (i) the Indenture, dated June 8, 2009, among the Company, the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, constituting the Indenture for the Senior Debt Securities and filed as Exhibit 4.6 to the Registration Statement, the form and terms (including any Guarantees) of any series of Company Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (ii) a form of the Indenture for the Subordinated Debt Securities filed as Exhibit 4.13 to the Registration Statement to be entered into by the Company, the Subsidiary Guarantors and the trustee (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including any Guarantees) of any series of Company Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, and (iii) such corporate or limited liability company records of the Colorado Subsidiary Guarantor and other certificates and documents of officials of the Colorado Subsidiary Guarantor, public officials and others as I have deemed appropriate for purposes of this letter. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all copies submitted to me as conformed and certified or reproduced copies. I have also assumed the existence and entity power of each party to any Instrument (as defined below) referred to herein other than the Colorado Subsidiary Guarantor. As to various questions of fact relevant to this letter, I have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Colorado Subsidiary Guarantor, all of which I assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, I am of the opinion that, with respect to Securities constituting Company Debt Securities guaranteed by Guarantees that include the Guarantee by the Colorado Subsidiary Guarantor, when (i) the Obligors have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto (including the Company and the Subsidiary Guarantors) with the terms of such Debt Securities and such Guarantees having been set forth in such Indenture or an officers’ certificate or supplemental indenture delivered pursuant thereto, (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (iv) such Debt Securities (including such Guarantees of Company Debt Securities and including any Debt Securities duly issued upon (a) exchange or conversion of Securities constituting any Preferred Stock that are exchangeable for or convertible into Debt Securities, or (b) exercise of Securities constituting any Warrants that are exercisable for Debt Securities) have been duly authorized by all necessary corporate or limited liability company action on the part of the Obligors (other than the Colorado Subsidiary Guarantor); and (v) such Debt Securities (including any notations of such Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the

Bill Barrett Corporation

June 25, 2015

applicable Indenture and officers’ certificate or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor, or if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Guarantee (including such Guarantee of any Debt Securities duly issued upon (a) exchange or conversion of Securities constituting any Preferred Stock that are exchangeable for or convertible into Debt Securities, or (b) exercise of Securities constituting any Warrants that are exercisable for Debt Securities) by the Colorado Subsidiary Guarantor will have been duly authorized by all necessary limited liability company action on the part of the Colorado Subsidiary Guarantor.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.

I have assumed that, in the case of each offering and sale of Securities that constitute Debt Securities (including, if Company Debt Securities are guaranteed by Guarantees, such Company Debt Securities and such Guarantees), (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Debt Securities are issuable (a) upon exchange or conversion of Securities constituting Preferred Stock or (b) upon exercise of Securities constituting Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and any other issuer thereof and the other parties thereto; (v) at the time of the issuance of such Debt Securities, the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors (a) will continue to be validly existing and continue to be duly qualified and in good standing under the laws of its jurisdiction of incorporation or organization and (b) will continue to have the necessary corporate or limited liability company power and due authorization, and the certificate of incorporation, bylaws or other organizational or charter documents of the Company and each of the other Obligors will continue to be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; (vi) the terms of such Debt Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a

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June 25, 2015

default under or breach of, the certificate of incorporation, bylaws or other organizational documents of the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors and the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any applicable law, rule or regulation or any agreement or instrument binding upon each such Obligor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which such Obligor’s securities are listed for trading) having jurisdiction over each such Obligor and in conformity with the applicable Indenture and supplemental indenture or officers’ certificate and the applicable authorization and approval of the Company and any other applicable Obligors relating to such Debt Securities; (vii) if such Debt Securities are issuable (a) upon exchange or conversion of Securities constituting Preferred Stock, (A) the Company will have taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of offering thereof and related matters, (B) the Board of Directors of the Company or duly authorized committee thereof (the “Company Board”) will have taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (C) such Preferred Stock will have been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor, or if such Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Preferred Stock is issuable pursuant to the Company’s stock purchase contracts to purchase Preferred Stock, the applicable stock purchase contract agreement relating to such stock purchase contracts therefor, against payment (or delivery) of the consideration therefor provided for therein, or (b) upon exercise of Securities constituting Warrants, (A) the Company will have taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters, (B) such Warrants will have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and such authorization and approval relating to such Warrants and the terms of any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, and (C) a warrant agreement (the

Bill Barrett Corporation

June 25, 2015

“Warrant Agreement” and, with an Indenture, each an “Instrument”) relating to such Warrants and not including any provision that is unenforceable against the Company and each of the other Obligors will have been duly authorized, executed and delivered by the Company and each of the other Obligors and a bank or trust company, as warrant agent, to be selected by the Company; (viii) if such Debt Securities are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the preparation and filing of a certificate of designations with respect to such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion; (ix) if such Securities constitute Company Debt Securities guaranteed by Guarantees, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms of such Company Debt Securities different from those in such Indenture shall not include any provision that is unenforceable against the applicable Subsidiary Guarantors; (x) the officers’ certificate or supplemental indenture to the related Indenture establishing any terms of such Company Debt Securities different from those in such Indenture shall not include any provision that is unenforceable against the Company; and (xi) the applicable Indenture will constitute the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

B.	I express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the State of Colorado.

C.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

This opinion may be relied upon by Akin Gump Strauss Hauer & Feld, LLP in connection with the opinion that such firm is delivering to the Company to be filed as an exhibit to the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Kenneth A. Wonstolen

Kenneth A. Wonstolen

Senior Vice President—General Counsel and

Corporate Secretary

Schedule I

Subsidiary Guarantors

Aurora Gathering, LLC

Circle B Land Company LLC